Filed Pursuant to Rule 424(b)(5)

Registration No. 333-282629

Prospectus Supplement

(to Prospectus dated October 29, 2024)

382,667 Common Shares

Pre-Funded Warrants to purchase 1,284,000 Common Shares

(and the Common Shares underlying the Pre-Funded Warrants)

Pineapple Financial Inc. (the “Company” or “we” or “our” or “us”) is offering (“Offering”) 382,667 common shares (“Shares”), no par value per share pursuant to this prospectus supplement and the accompanying prospectus. The purchase price of each Share to the purchasers identified in the securities purchase agreement dated November 13, 2024, by and among us and the purchasers listed on the signature pages thereto (the “Securities Purchase Agreement”) is $0.60 per Share.

We are also offering to each purchaser whose purchase of Shares in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the holder, 9.99%) of our outstanding common shares immediately following the consummation of this offering, the opportunity to purchase, if the purchaser so chooses, pre-funded warrants to purchase up to 1,240,000 common shares (the “Pre-Funded Warrants”), in lieu of common shares, pursuant to this prospectus supplement and accompanying prospectus. Each Pre-Funded Warrant will be exercisable for one Share. Additionally, we have agreed to sell to a certain purchaser common share warrants to purchase up to 1,666,667 common shares in connection with this offering. These common share warrants shall be exercisable six months from the issuance at an exercise price of $0.60 per share and will expire 5.5 years from the date of issuance. The warrants will only be sold pursuant to an effective registration statement under the Securities Act and are not being offered pursuant to this prospectus supplement and the accompanying prospectus. See “Plan of Distribution”.

The purchase price of each Pre-Funded Warrant is $0.5999, which is equal to the price per share at which the Shares are being sold, minus $0.0001, the exercise price of each Pre-Funded Warrant. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. This prospectus supplement also relates to the common shares issuable upon exercise of any Pre-Funded Warrants.

Our common shares are listed on the NYSE American under the symbol “PAPL.” On November 12, 2024, the last reported sale price of our common shares was $0.78 per share.

As of November 12, 2024, the aggregate market value of our outstanding common shares held by non-affiliates was approximately $3.98 million, calculated at a price per share of $0.81, the last reported sale price of our common shares on September 19, 2024, and based on 8,425,352 common shares outstanding, of which aggregate outstanding common shares, 4,912,531 shares are held by non-affiliates. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding one-third of the aggregate market value of our common shares held by non-affiliates in any 12-month period, so long as the aggregate market value of our outstanding common held by non-affiliates remains below $75 million. During the 12 calendar months prior to and including the date of this prospectus supplement (excluding this offering), we have not offered or sold any common shares pursuant to General Instruction I.B.6 of Form S-3.

We have retained D. Boral Capital LLC (f/k/a EF Hutton LLC)  (the “Placement Agent”) as placement agent in connection with this offering. The Placement Agent has agreed to use its reasonable best efforts to place the securities offered by this prospectus supplement and the accompanying prospectus. The Placement Agent is not purchasing or selling any securities pursuant to this prospectus supplement or the accompanying prospectus, nor are we requiring any minimum purchase or sale of any specific number of shares. We have agreed to pay the Placement Agent the fees set forth in the table below. See “Plan of Distribution” beginning on page S-13 of this prospectus supplement for additional information with respect to the compensation we will pay the Placement Agent.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page S-7 of this prospectus supplement page 2 of the accompanying prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and accompanying prospectus.

	Per Share	Per Pre-Funded Warrant	Total
Public offering price	$0.600	$0.5999	$999,987
Placement Agent fees (1)	$0.042	$0.042	$69,999
Proceeds, before expenses, to the Company (2)	$0.558	$0.558	$929,988

(1) We have agreed to pay the Placement Agent a cash fee of 7.0% of the aggregate gross proceeds raised in connection with the offering. We have also agreed to issue to the Placement Agent warrants (the “Placement Agent Warrants”) to purchase common shares equal to 3.5% of the aggregate number of the Shares and Pre-Funded Warrants sold in this offering. See “Plan of Distribution” beginning on page S-13 of this prospectus supplement for additional information with respect to the compensation we will pay the Placement Agent.

(2) The amount of the offering proceeds to us presented in this table does not give effect to the proceeds from the exercise of any of the Pre-Funded Warrants or any of the Placement Agent Warrants.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Delivery of the securities offered hereby is expected to be made on or about November 14, 2024, subject to satisfaction of certain customary closing conditions.

The date of this prospectus is November 13, 2024.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed on Form S-3 (Registration No. 333-282629) with the U.S. Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process.

Each time we conduct an offering to sell securities under the accompanying prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the price, the number of securities being offered and the plan of distribution. The shelf registration statement was filed with the SEC on October 15, 2024, as amended on October 25, 2024, and was declared effective by the SEC on October 29, 2024. The registration statement is effective as of the date of this prospectus supplement. This prospectus supplement describes the specific details regarding this offering and may add, update, or change information contained in the accompanying base prospectus. The accompanying prospectus provides general information about us and our securities, some of which, such as the section entitled “Plan of Distribution,” may not apply to this offering.

This prospectus supplement and the accompanying prospectus are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making offers to sell or solicitations to buy our common shares in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this common share offering and adds to, and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

If information in this prospectus supplement is inconsistent with the accompanying base prospectus or the information incorporated by reference with an earlier date, you should rely on this prospectus supplement. This prospectus supplement, together with the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and any free writing prospectus we have authorized for use in connection with this offering, include all material information relating to this offering. We have not, and the Placement Agent has not, authorized anyone to provide you with different or additional information and you must not rely on any unauthorized information or representations.

You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus we have authorized for use in connection with this offering is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should carefully read this prospectus supplement, the accompanying prospectus and the information and documents incorporated herein by reference herein and therein, as well as any free writing prospectus we have authorized for use in connection with this offering, before making an investment decision. See “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” in this prospectus supplement and in the accompanying base prospectus.

This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the full text of the actual documents, some of which have been filed or will be filed and incorporated by reference herein. See “Where You Can Find More Information” in this prospectus supplement. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement and the accompanying prospectus contain and incorporate by reference certain market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, estimates as they relate to projections involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed under “Risk Factors” in this prospectus supplement and the accompanying prospectus and under similar headings in the documents incorporated by reference herein and therein. Accordingly, investors should not place undue reliance on this information.

Unless the context otherwise requires, the terms “Pineapple,” “Pineapple Financial,” “we,” “us,” “our” and similar references in this prospectus refer to Pineapple Financial Inc. and its consolidated subsidiary. References to “you” refer to a prospective investor.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus supplement and the accompanying base prospectus carefully, including the section entitled “Risk Factors” beginning on page S-7 and our consolidated financial statements and the related notes and the other information incorporated by reference into this prospectus supplement and the accompanying base prospectus, before making an investment decision.

Overview of our Company

Pineapple Financial Inc. (“we” or the “Company”) is a Canadian-based mortgage technology and brokerage company that provides mortgage brokerage services and technology solutions to Canadian mortgage agents, brokers, sub-brokers, brokerages and consumers. Through data-driven systems together with cloud based tools, we believe we offer competitive advantages in the Canadian mortgage industry relative to alternative mortgage broker arrangements. We also provide back office services, together with pre-underwriting support services (collectively, “Brokerage Services”) to Canadian mortgage brokerages (the “Brokerages”). In connection with Brokerage Services, we employ and engage several licensed mortgage brokers and agents (collectively, “Field Agents”). In addition, we enter into affiliation agreements with certain licensed mortgage brokers (collectively, “Affiliate Brokers” and, together with Field Agents and Brokerages, the “Users”), pursuant to which the Company and the Affiliate Broker enter into an affiliation relationship with the intention of jointly marketing mortgage brokerage and other financial services as affiliated entities. This is sometimes referred to as “white labeling”, which allows the Affiliate Broker to sell a mortgage that is branded with its company name to its own client base.

We currently operate exclusively in Canada, specifically in Ontario, Alberta, British Columbia, Manitoba, Newfoundland and Labrador, Nova Scotia and Prince Edward Island. We launched our first brokerage in Ontario in November 2016. We have been approved by each of the applicable provincial mortgage regulators, through Pineapple National, to operate in 12 provinces and territories namely: Alberta, British Columbia, Manitoba, New Brunswick, Newfoundland and Labrador, Northwest Territories, Nova Scotia, Nunavut, Ontario, Prince Edward Island, Quebec, and Yukon, and 1 province to follow is Saskatchewan. We launched our first brokerage office in Alberta on July 1, 2021. We also launched our first brokerage office in Newfoundland and Labrador, Nova Scotia, New Brunswick, and Prince Edward Island on May 4, 2022. We provide our Brokerage Services to both residential and commercial mortgage opportunities and, in each case, through a proprietary technology called MyPineapple, as discussed in further detail below.

We had net revenues of $2,502,264 and a net loss of $2,809,037 for the year ended August 31, 2023, and net revenues of $1,971,377 and a net loss of $2,379,444 for the nine months ended May 31, 2024.

MyPineapple

At the heart of our Brokerage Services is an innovative technology system that provides real time data management and reporting, lead generation, customer relationship management and direct underwriting support, all in one. MyPineapple offers network management capabilities for Users, including hundreds of qualified Field Agents, to create an efficient marketplace for the provision of mortgage lending and insurance industry services. MyPineapple integrates directly with Salesforce, Equifax, OneSpan, G Suite and Filogix and manages the User’s day-to-day business through automated triggers and tasks, ensuring nothing falls through the cracks. Backed by Salesforce.com, Inc. (“Salesforce”), pursuant to the Salesforce Agreement (defined herein), and built with proprietary code and deep data analytics, MyPineapple syncs up with Users’ calendars and emails, produces robust reporting, advanced analytics, and real-time notifications on marketing communications, and more. MyPineapple is a sophisticated and fundamental tool for revenue growth and relationship development. It plays a significant role in what we believe makes our Brokerage Services distinct and cutting-edge.

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MyPineapple was created to address key issues within the mortgage brokerage industry. We built MyPineapple to create a long-term competitive advantage relative to traditional service providers, who have comparatively high-touch, labor intensive and costly operations. Our MyPineapple platform is completely automated, simplifying the mortgage process while providing efficiencies to alleviate pressure on the User’s staffing in completing traditional administrative tasks, which in turn reduces the User’s cost structure and results in increased profit margins and scalability. MyPineapple reduces manual processes through robust quality control mechanisms, logistics management capabilities, capacity planning tools and end-to-end transaction management. MyPineapple also includes a leading education technology platform which enables Users to continuously stay informed and educated on what mortgage solutions and market conditions could impact Canadian consumers.

Competitive Advantages

We compete with a number of mortgage brokerage companies. However, we believe that we offer competitive advantages relative to alternative mortgage broker arrangements as a result of the following:

●	Debt Consolidation: As personal debt levels continue to grow; we offer a unique opportunity of allowing potential borrowers access to their home equity to consolidate debts at lower interest rates. Interest-only payments will provide lower and more flexible payment terms which will free client’s cash flow for savings and help them establish better control over their personal finances.

●	Residential Home Purchase: With access to Canada’s top lenders, we can help our clients find a mortgage solution best suited for their individual needs. Our Users are trained at finding a mortgage solution that fits into a client’s overall wealth plan and helps the client obtain the lowest overall cost of borrowing.

●	Refinance: We will encourage and assist to either take equity out of their homes or refinance with lower interest rates.

●	Switch: We allow clients to easily transfer to another lender upon renewal.

●	Renovation and Construction: With homebuyers seeing historic appreciation in home values, the market has seen the “move up” buyer, which is commonly referred to as someone who buys a house that is larger and more expensive than the house that they already own, decide to stay and renovate their existing property with the equity they have quickly grown. This has provided an opportunity for us to focus on providing the short-term financing required for such home renovation projects, while the major banks have slowly pulled out or limited their exposure in this area with government regulations changes to the home equity line of credit program.

●	Self-Employed: As large numbers of Canadians move into business for themselves, we have found an increased demand for a mortgage product that can suit their needs. Typically, these borrowers have good credit ratings and assets but cannot verify their income through traditional means such as tax filings and pay stubs.

●	Damaged Credit: Damaged or challenged credit requires a financing solution. We take a holistic approach in determining the risk as it maps out a solution. Clients with damaged or challenged credit that are seeking mortgages may need to improve their situation either by increasing cash flow, reducing debt load, or increasing income potential. We will ask referring brokers to maintain close relationships with these clients to work on rehabilitation.

●	Private Lending: With exclusive access and expertise in private lending, we can ensure clients have knowledge of all available resources in the market.

●	Technology: We offer advanced technology solutions to differentiate us from our competitors, including:

	a)	Data Analytics – Optimized Retention – Enhanced Customer Experience: As a data-driven mortgage company, MyPineapple harnesses the power of data which we acquire through the mortgage process and uses it to help make meaningful decisions which save the client money, time and improve the customer experience.

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b)	Unique Customer Profiling – Optimized Retention: Using a proprietary scoring and profiling process, we are able to uniquely segment clients and provide most relevant information and resources to them at a meaningful point in the mortgage process.

c)	Internal Processing Centre – Focused Team – Increased Productivity: Having an internal underwriting and mortgage processing center allows us increased conversion, higher funding ratios and an ability to maximize productivity for our Users.

d)	Actionable Signals – Marketing Efforts – Focused Engagement: Driving real-time signals to our Users when conversion opportunities present themselves.

e)	Knowledge Transfer – Increased Accuracy – Performance: Comprehensive education technology platform allows us to align the right product with the right lender and client.

f)	Data Integrity – Optimized Decision Making: We have built safeguards to ensure data integrity and accuracy.

g)	Lead Generation and Market Segmentation: MyPineapple quickly segments leads for personalized marketing. It then markets on behalf of the agent, turning cold leads into warm leads for faster customer acquisition. Users receive real-time notifications via email, as well as reminders and scripts to ensure nothing is missed.

h)	Automated Triggers and Enhanced Workflow – MyPineapple directly syncs to calendars and emails. Tasks can easily be inputted into the system and email reminders ensure Users remember to follow up. Intuitive automation then kicks in to guide Users and all stakeholders through the entire process.

i)	Live Community via Chatter – MyPineapple connects Users directly to our underwriting team, as well as other agents throughout the organization. This creates a support network, sense of work community and ultimately accelerates the response time.

j)	Online database of educational tools known as KNOWLEDGE – This online information resource is an online library with over 2,000 resources, containing training videos that cover everything, from lender guidelines, sales and marketing tips, deals training and more.

k)	Advanced Analytics and Reporting Features that turn data into actionable insights - This maximizes opportunity and creates lifetime customer value which lowers acquisition costs and significantly increases revenue.

Intangible Properties

Our business is substantially dependent on its proprietary technology platform, MyPineapple, which it licenses from Salesforce. While we have not registered any intellectual property rights with respect to MyPineapple, it relies on trade secrets to protect the applicable proprietary information. Additionally, MyPineapple has been built using various development partners, such that no single developer has access to the complete technological architecture. See “Business –– Material Contracts” for more information on the Salesforce Agreement.

Additionally, we rely on confidentiality agreements with our employees, consultants and advisors to protect our trade secrets and other proprietary information. Nonetheless, these agreements may not effectively prevent disclosure of confidential information and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. If we are not able to adequately prevent disclosure of trade secrets and other proprietary information, the value of our business could be significantly diminished see “Risk Factors – Protection of Intellectual Property” for more information.

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Regulatory Environment

Brokerage License Requirements

In order to operate our mortgage broker business, we must remain duly licensed as a mortgage brokerage to deal and trade in mortgages in accordance with the Mortgage Brokerages, Lenders and Administrators Act, 2006 (Ontario), as amended (the “MBLA Act”). We have had our mortgage brokerage license since November 2016 and it has been renewed each year without issue. We will be subject to similar legislation and license requirements in the other provinces in Canada where we intend to expand.

In accordance with the MBLA Act, individuals, including directors, officers, partners, directors and officers of corporate partners, employees or agents of a mortgage brokerage company, such as the Company, who are engaged in dealing in mortgages or trading in mortgages on its behalf must obtain a mortgage broker or mortgage agent license. A mortgage broker or agent license authorizes an individual to work for only the mortgage brokerage company named under the license. An individual cannot be licensed to work for more than one mortgage brokerage company. The Superintendent of Financial Services will use the information obtained in a mortgage broker license application to determine whether an applicant meets the prescribed eligibility requirements and is suitable for a license. The applicant will be required to submit documents to support certain pieces of information about the business.

●	Application Process. The application must be completed and submitted to certain regulatory authorities in the provinces and territories of Canada (each, a “Regulatory Authority”), such as the Financial Services Regulatory Authority Ontario. The Regulatory Authority will send to the applicant an email acknowledgement upon receipt of the application. The Regulatory Authority will advise the applicant if the application is in good standing to proceed to the next step in the process. In the next step, the applicant will prepare and submit the application to license the mortgage brokerage’s principal broker and prepare and submit the online declarations for all the directors, officers, and partners via The Regulatory Authority’s online licensing system. All directors and officers of the mortgage brokerage company applicant (“DOPs”) are required to provide confirmation of their suitability for licensing of the mortgage brokerage. A mortgage brokerage’s license can only be approved or issued when all the declarations from DOPs are received and reviewed by the Regulatory Authority. Once the brokerage’s license has been approved an email will be sent to the principal broker to indicate the brokerage’s license number. No paper license will be issued. At this point the brokerage may prepare and submit applications to license its other brokers and agents via the online licensing system.

●	Fraud Prevention Measures. The Regulatory Authority is required to maintain a public registry of licensed mortgage brokerages. Consistent with the Regulatory Authority’s role in protecting the public interest, the Regulatory Authority collaborates with other organizations, including other regulators, fraud prevention organizations and law enforcement agencies.

●	Fees and Renewal. Fees are payable in respect of all applications for licenses, other than for the mortgage brokerage’s principal broker. The fees are based on a one-year cycle. The fee due is prorated based on when the application is submitted. To simplify the payment and reconciliation process, mortgage brokerages are also required to submit fees on behalf of their agents and brokers. These fees are paid electronically when the mortgage brokerage submits license applications for its brokers and agents through the online licensing system. Once licensed, every mortgage brokerage must pay a regulatory fee in respect of each new one-year cycle. This fee is due every year on March 31. The mortgage brokerage must also pay fees on behalf of each agent and broker, other than the principal broker, when renewing their broker or agent licenses for the same one-year cycle.

Other Regulations

In addition, we must comply with all federal, provincial and municipal laws that affect a Canadian business including employment, workers’ compensation, insurance, corporate, and tax laws and regulations.

Implications of Being an Emerging Growth Company

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”). We had less than $1.235 billion in gross billing during our last fiscal year and have not tripped any of the measures that would cause us to no longer qualify as an emerging growth company. As such, we may take advantage of reduced public reporting requirements. These provisions include, but are not limited to:

●	Being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our filings with the SEC;

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●	Not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

●	Reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements and registration statements; and

●	Exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of Common Shares pursuant to this offering. However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” if our annual gross billing exceed $1.235 billion or if we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.

An emerging growth company may take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards. We have elected to take advantage of this extended transition period and acknowledge such election is irrevocable.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of any fiscal year for so long as either: (i) the market value of our common shares held by non-affiliates does not equal or exceed $250 million as of the prior June 30th; or (ii) our annual revenues did not equal or exceed $100 million during such completed fiscal year. To the extent we take advantage of such reduced disclosure obligations, it may also make the comparison of our financial statements with other public companies difficult or impossible.

Corporate Information

We are a Canadian company, organized under the federal laws of Canada, and our principal executive offices are located at Unit 200, 111 Gordon Baker Road, North York, Ontario M2H 3R1. Our registered and records office is located at 67 Mowat Avenue, Suite 122, Toronto, Ontario M6K 3E3. Our phone number is (416) 669-2046, and our corporate website is https://gopineapple.com. The information on our website is not incorporated by reference into this prospectus.

THE OFFERING

Shares Offered	382,667 common shares

Pre-Funded Warrants	We are also offering Pre-Funded Warrants to purchase 1,284,000 common shares, at a purchase price of the per Share offering price minus $0.0001 per Pre-Funded Warrant. Each Pre-Funded has an exercise price of $0.0001 per common share, and is exercisable immediately on issuance, and may be exercised at any time until exercised in full. For details see “Description of Securities we are Offering – Pre-Funded Warrants” This offering also relates to the shares of Common Stock issuable on the exercise of the Pre-Funded Warrants.

Offering Price	$0.60 per Share and $0.5999 per Pre-Funded Warrant

Common Shares Currently Outstanding	8,425,352 shares

Common Shares to Be Outstanding Immediately Following This Offering (1)	10,092,019 shares (assuming full exercise of the Pre-Funded Warrants and excluding common shares issuable upon the exercise of the Placement Agent Warrants).

Use of Proceeds	We estimate that our net proceeds from this offering will be approximately $0.93 million, after deducting the Placement Agent fees and the estimated offering expenses payable by us. We intend to use the net proceeds from this offering, for working capital, and for general corporate purposes. See “Use of Proceeds” on page S-10 of the prospectus supplement for a more complete description of the intended use of proceeds from this offering.

Risk Factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-7 of this prospectus supplement, the accompanying base prospectus and under similar headings in other documents incorporated by reference into this prospectus supplement and the accompanying base prospectus. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

NYSE American Symbol	“PAPL”. There is no established public trading market for the Pre-Funded Warrants and we do not expect a market to develop. In addition, we do not intend to apply for a listing of the Pre-Funded Warrants on any national securities exchange or other nationally recognized trading system.

(1)	The number of common shares expected to be outstanding after this offering is based on 8,425,352 shares outstanding as of November 12, 2024, and excludes:

●	1,549,974 common shares issuable upon the exercise of outstanding warrants;

●	103,015 common shares issuable upon the exercise of outstanding compensation warrants;

●	12,400,110 EPA Shares issuable under the EPA;

●	26,250 common shares issuable upon the exercise of outstanding underwriter warrants;

●	1,000,000 shares issuable under the warrants issued for conversion note;

●	565,690 common shares issuable upon the exercise of outstanding options; and

●	Up to 58,333 common shares issuable upon exercise of the Placement Agent Warrants.

Except as otherwise indicated, the information in this prospectus supplement assumes no exercise of any outstanding options or exercise of any outstanding warrants, or the Common Warrants issued pursuant to the concurrent private placement described in this prospectus supplement or the Placement Agent Warrants to be issued as compensation to the Placement Agent for this offering.

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RISK FACTORS

An investment in our Common Stock involves a high degree of risk. Before making an investment decision, in addition to the risks set forth below, you should consider the “Risk Factors” included in the accompanying prospectus beginning on page 7, and other reports and documents that are incorporated by reference into this prospectus supplement and the accompanying base prospectus, before deciding whether to purchase any of our Common Stock in this offering. The market or trading price of our common shares could decline due to any of these risks. In addition, please read “Forward-Looking Statements” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Please note that additional risks not currently known to us or that we currently deem immaterial may also impair our business and operations. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition, results of operations and cash flow could be materially and adversely affected. In that case, the market value and/or trading price, as applicable, of our securities could decline, and you might lose all or part of your investment.

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

Our management will have broad discretion in the application of the net proceeds from this offering, and our stockholders will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could harm our business. See “Use of Proceeds” on page S-10 of this prospectus supplement for a description of our proposed use of proceeds from this offering.

If you purchase securities sold in this offering, you may experience immediate dilution as a result of this offering.

You may incur immediate and substantial dilution as a result of this offering after giving effect to the sale by us of up to 1,666,667 common shares or common share equivalents offered in this offering at a public offering price of $0.60 per share, and after deducting Placement Agent fees and offering expenses payable by us. We have a significant number of stock options and warrants outstanding, and, in order to raise additional capital, we may in the future offer additional common shares or other securities convertible into or exchangeable for our common shares at prices that may not be the same as the price per share in this offering. In the event that the outstanding options and/or warrants are exercised, or that we make additional issuances of common shares or other convertible or exchangeable securities, you could experience additional dilution. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders, including investors who purchase common shares in this offering. The price per share at which we sell additional common or securities convertible into common shares in future transactions, may be higher or lower than the price per share in this offering. As a result, purchasers of the shares we sell, as well as our existing stockholders, will experience significant dilution if we sell at prices significantly below the price at which they invested. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

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Sales of a significant number of our common shares in the public markets or significant short sales of our common shares, or the perception that such sales could occur, could depress the market price of our common shares and impair our ability to raise capital.

Sales of a substantial number of our common shares or other equity-related securities in the public markets could depress the market price of our common shares. This offering may contribute to a depressed market price of our common shares. If there are significant short sales of our common shares, the price decline that could result from this activity may cause the share price to decline more so, which, in turn, may cause long holders of our common shares to sell their shares, thereby contributing to sales of our common shares in the market. Such sales also may impair our ability to raise capital through the sale of additional equity securities in the future at a time and price that our management deems acceptable, if at all.

Trading of our common shares is limited, and trading restrictions imposed on us by applicable regulations may further reduce trading in our common shares, making it difficult for our stockholders to sell their shares; and future sales of our common shares could reduce our stock price.

Trading of our common shares is currently conducted on the NSYE American LLC. The liquidity of our common shares is limited, including in terms of the number of shares that can be bought and sold at a given price and reduction in security analysts’ and the media’s coverage of us, if any. These factors may result in different prices for our common shares than might otherwise be obtained in a more liquid market and could also result in a larger spread between the bid and asked prices for our common shares. In addition, in the absence of a large market capitalization, our common shares are less liquid than the stock of companies with broader public ownership, and, as a result, the trading prices of our common shares may be more volatile. In the absence of an active public trading market, an investor may be unable to liquidate his or her investment in our common shares. Trading of a relatively small volume of our common shares may have a greater impact on the trading price of our stock. We cannot predict the prices at which our common shares will trade in the future, if at all.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common shares or other securities convertible into or exchangeable for our common shares at prices that may not be the same as the price per share paid by any investor in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by any investor in this offering, and investors purchasing shares or other securities in the future could have rights superior to you. The price per share at which we sell additional shares of our common shares, or securities convertible or exchangeable into our common shares, in future transactions may be higher or lower than the price per share paid by any investor in this offering.

We do not intend to pay dividends on our common shares in the foreseeable future.

We have never paid cash dividends on our common shares. We currently intend to invest our future earnings, if any, to fund our growth and not to pay any cash dividends on our common shares. Because we do not intend to pay dividends, your ability to receive a return on your investment will depend on any future appreciation in the market price of our common shares. We cannot be certain that our common shares will appreciate in price.

There is no public market for the Pre-Funded Warrants being offered in this offering.

There is no established public trading market for the Pre-Funded Warrants in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading system, including the NYSE American. Without an active market, the liquidity of the Pre-Funded Warrants will be limited.

S-8

Holders of the Pre-Funded Warrants purchased in this offering will have no rights as holders of our common shares until such holders exercise their Pre-Funded Warrants and acquire our common shares.

Until holders of Pre-Funded Warrants acquire our common shares upon exercise of such Pre-Funded Warrants, holders of the Pre-Funded Warrants will have no rights with respect to our common shares underlying such Pre-Funded Warrants. Upon exercise of the Pre-Funded Warrants, the holders will be entitled to exercise the rights of a holder of our common shares only as to matters for which the record date occurs after the exercise date.

The Pre-Funded Warrants are speculative in nature.

Except as otherwise provided in the Pre-Funded Warrants, until holders of Pre-Funded Warrants acquire our our common shares upon exercise of such warrants, holders of Pre-Funded Warrants will have no rights with respect to our common shares underlying such warrants. Upon exercise of the Pre-Funded Warrants, the holders will be entitled to exercise the rights of a stockholder of our common shares only as to matters for which the record date occurs after the exercise date.

We will not receive any meaningful amount of additional funds upon the exercise of the Pre-Funded Warrants.

Each Pre-Funded Warrant will be exercisable until all are fully exercised. The investor can exercise the Pre-funded Warrants by paying the nominal cash purchase price upon exercise or through a “cashless exercise” procedure. Accordingly, we will not, in the case of the Pre-Funded Warrants, receive any meaningful additional funds upon the exercise of the Pre-Funded Warrants.

Significant holders or beneficial holders of shares of our common shares may not be permitted to exercise the Pre-Funded Warrants that they hold.

A holder of the Pre-Funded Warrants will not be entitled to exercise any portion of any Pre-Funded Warrant that, upon giving effect to such exercise, would cause: (i) the aggregate number of shares of our common shares beneficially owned by such holder (together with its affiliates) to exceed 4.99% (or 9.99% at the election of the holder) of the number of shares of our common shares immediately after giving effect to the exercise; or (ii) the combined voting power of our securities beneficially owned by such holder (together with its affiliates) to exceed 4.99% (or 9.99% at the election of the holder) of the combined voting power of all of our securities outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. As a result, investors may not be able to exercise their Pre-Funded Warrants for shares of our common shares at a time when it would be financially beneficial for them to do so. In such a circumstance, investors could seek to sell their Pre-Funded Warrants to realize value, but they may be unable to do so in the absence of an established trading market and due to applicable transfer restrictions.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements contained in prospectus supplement, the accompanying base prospectus and in the documents incorporated by reference herein and therein that are not strictly historical in nature are forward-looking statements within the meaning of Section 27A of the Securities Act, and within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements are subject to the “safe harbor” created by Section 27A of the Securities Act and Section 21E of the Exchange Act and may include, but are not limited to, statements related to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. All statements other than statements of historical facts contained in this prospectus supplement, the accompanying base prospectus or in the documents incorporated by reference herein, including statements regarding our strategy, future financial condition, future operations, research and development, technology platforms, the potential benefits of collaborations, projected costs, prospects, plans, objectives of management and expected market growth, are forward-looking statements.

In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. These statements reflect our views as of the date on which they were made with respect to future events and are based on assumptions and subject to risks and uncertainties. The underlying information and expectations are likely to change over time. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date the statement is made, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

S-9

Given these uncertainties, you should not place undue reliance on these forward-looking statements as actual events or results may differ materially from those projected in the forward-looking statements due to various factors, including, but not limited to, those set forth under the heading “Risk Factors” in this prospectus supplement, the accompanying base prospectus or any of the documents incorporated by reference therein or any free writing prospectus that we authorized. These forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements contained in this prospectus supplement, the accompanying base prospectus and in the documents incorporated by reference herein by these cautionary statements. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. Before deciding to purchase our securities, you should carefully consider the risk factors discussed herein or incorporated by reference, in addition to the other information set forth in this prospectus supplement, the accompanying base prospectus or free writing prospectus and in the documents incorporated by reference.

USE OF PROCEEDS

Our net proceeds from this offering will be approximately $0.93 million, after deducting the Placement Agent and estimated offering expenses payable by us.

Currently, we intend to use the net proceeds from this offering for working capital and for general corporate purposes. This represents our best estimate of the manner in which we will use the net proceeds we receive from this offering based upon the current status of our business, but we have not reserved or allocated amounts for specific purposes and we cannot specify with certainty how or when we will use any of the net proceeds. Amounts and timing of our actual expenditures will depend on numerous factors. We will retain broad discretion in the allocation and use of the net proceeds from this offering, and investors will be relying on the judgment of our management regarding the application of the proceeds of this offering.

Pending application of the net proceeds as described above, we intend to invest the proceeds to use in investment-grade, interest-bearing securities such as money market funds, certificates of deposit, or direct or guaranteed obligations of the U.S. government, or hold as cash. We cannot predict whether the proceeds invested will yield a favorable, or any, return.

DIVIDEND POLICY

We have not, since the date of our incorporation, declared or paid any dividends or other distributions on our common shares, and do not currently have a policy with respect to the payment of dividends or other distributions. We do not currently pay dividends and do not intend to pay dividends in the foreseeable future. The declaration and payment of any dividends in the future is at the discretion of our board of directors and will depend on numerous factors, including compliance with applicable laws, financial performance, working capital requirements of the Company and its subsidiaries, as applicable and such other factors as its directors consider appropriate.

CAPITALIZATION

The following table sets forth our cash and consolidated capitalization as of May 31, 2024:

●	On an actual basis; and

●	on an as adjusted basis to reflect our receipt of the net proceeds from our sale and issuance 382,667 Shares and Pre-Funded Warrants to purchase 1,284,000 common shares in this offering based on the offering price of $0.60 per Share and $0.5999 per Pre-Funded Warrant and after deducting estimated Placement Agent fees and expenses and estimated offering expenses payable by us.

The as adjusted amounts shown below are unaudited and represent management’s estimate. The information in this table should be read in conjunction with and is qualified by reference to the financial statements and notes thereto and other financial information incorporated by reference into this prospectus supplement.

	As of May 31, 2024
	Actual	As Adjusted
Cash	$748,769	$1,678,757
Shareholders’ equity (deficit):
Common Shares	$7,606,685	$8,606,556
Additional paid-in capital	$2,955,944	$2,955,944
Accumulated deficit	$(8,034,759)	$(8,034,759)
Foreign exchange translation	$(480,393)	$(480,393)
Total shareholders’ equity	$2,047,477	$3,047,348
Total capitalization	$2,796,246	$4,726,105

S-10

Except as otherwise indicated, the information in this prospectus supplement assumes no exercise of any outstanding options or exercise of any outstanding warrants, or the Placement Agent Warrants to be issued as compensation to the Placement Agent for this offering.

DILUTION

If you invest in the Shares in this offering, you will experience dilution to the extent of the difference between the price per Share you pay in this offering and the net tangible book value per share of our common shares immediately after this offering. As of May 31, 2024, we had a net tangible book value of approximately $(0.174) million or $(0.02) per common share, based upon 8,425,352 shares of Common Stock outstanding on such date. Net tangible book value per share represents the amount of our total tangible assets reduced by the amount of our total liabilities and divided by the total number of common shares outstanding.

After giving effect to the sale by us in this offering of 382,667 common shares at a public offering price of $0.60 per share and Pre-Funded Warrants to purchase 1,284,000 common shares at a public offering price of $0.5999 per Pre-Funded Warrant (assuming full exercise of the Pre-Funded Warrants at an exercise price of $0.0001), and after deducting estimated offering expenses payable by us, our as adjusted net tangible book value as of May 31, 2024 would have been approximately $0.756 million, or approximately $0.075 per common share. This represents an immediate increase in net tangible book value of approximately $0.10 per common share to existing shareholders and an immediate dilution of approximately $0.52 per common share to new investors. The following table illustrates this calculation on a per share basis:

Offering price per common share		$0.60
Net tangible book value per share as of May 31, 2024	$(0.02)
Increase in net tangible book value per share attributable to this offering	$0.10
As adjusted net tangible book value per share as of May 31, 2024, after giving effect to this offering		$0.08
Dilution in as adjusted net tangible book value per share to investors participating in this offering		$0.52

The number of shares of Common Stock expected to be outstanding after this offering is based on 10,092,019 shares outstanding as of May 31, 2024.

Except as otherwise indicated, the information in this prospectus supplement assumes no exercise of any outstanding options or exercise of any outstanding warrants, or the Placement Agent Warrants to be issued as compensation to the Placement Agent for this offering.

To the extent that options or warrants are exercised, you may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

S-11

DESCRIPTION OF SECURITIES WE ARE OFFERING

As of the date of this prospectus supplement, there was a total of 8,425,325 common shares issued and outstanding. Immediately following the closing of this offering, we expect to have 10,092,019 issued and outstanding common shares (assuming full exercise of the Pre-Funded Warrants).

We are offering common shares and Pre-Funded Warrants to purchase common shares. The following description of our common shares and Pre-Funded Warrants to purchase our common shares summarizes the material terms and provisions thereof, including the material terms of the common shares and Pre-Funded Warrants to purchase our common shares we are offering under this prospectus supplement and the accompanying prospectus.

Common Shares

Our common shares are registered under Section 12 of the Exchange Act and are traded on the NYSE American under the symbol “PAPL”. The material terms and provisions of our common shares and each other class of our securities that qualifies or limits our common shares are described in the section entitled “Description of Share Capital Stock”, beginning on page 10 of the accompanying base prospectus.

Pre-Funded Warrants

The following description is subject to the detailed provisions of the form of certificate for the Pre-Funded Warrants (the “Pre-Funded Warrant”), the form of which will be filed as an exhibit to our Current Report on Form 8-K. Reference should be made to the Pre-Funded Warrant for the full text of attributes of the Pre-Funded Warrants.

Each Pre-Funded Warrant will be sold in this offering at a purchase price equal to $0.5999 (equal to the purchase price per common share, minus $0.0001).

Each whole Pre-Funded Warrant will entitle the holder to acquire, subject to adjustment as summarized below, one common share at any time until the Pre-Funded Warrants are exercised in full. The exercise price will be pre-funded except for a nominal exercise price of US$0.0001 per Pre-Funded Warrant. The Pre-Funded Warrants will be exercisable, at the option of the holder, in whole or in part, by delivering to the Company a duly executed notice of exercise, thereby canceling all or a portion of such holder’s Pre-Funded Warrants. The Pre-Funded Warrants may be exercised on a “cashless” basis, in which the holder receives the net value of the Pre-Funded Warrants in shares of Common Stock determined according to the formula set forth in the Pre-Funded Warrant.

The Pre-Funded Warrant will provide that the number of underlying common shares and exercise price of the Pre-Funded Warrants will be subject to adjustment in the event of certain share dividends or distributions or of a subdivision or consolidation of the common shares or similar events.

In connection with certain specified mergers, sales, business combinations, recapitalizations or similar events (a “Fundamental Transaction”), holders of the Pre-Funded Warrants will have the right to receive, upon exercise, the same consideration as holders of common shares in respect of the common shares that would be issuable upon exercise of the Pre-Funded Warrants immediately prior to such Fundamental Transaction, in addition to any additional consideration receivable by holders of common shares in connection with such Fundamental Transaction.

There is currently no market through which the Pre-Funded Warrants may be sold, and the holder may not be able to resell the Pre-Funded Warrants purchased under this prospectus supplement. The Pre-Funded Warrant will also contain restrictions on the number of Pre-Funded Warrant Shares that may be acquired by the holder of Pre-Funded Warrants upon any exercise of the Pre-Funded Warrants that would result in the holder and its affiliates holding in excess of 4.99% of the number of shares of common shares outstanding immediately after giving effect to the issuance of Pre-Funded Warrant Shares upon exercise of such Pre-Funded Warrants, which beneficial ownership limitation may be increased up to 9.99% upon notice to us. No fractional Pre-Funded Warrant Shares will be issuable upon the exercise of any Pre-Funded Warrants. Holders of Pre-Funded Warrants will not have any voting, dividend or any other rights which a holder of shares of Common Stock would have, except as set forth in the Pre-Funded Warrants.

S-12

PLAN OF DISTRIBUTION

D. Boral Capital LLC (“Placement Agent”) has agreed to act as our placement agent in connection with this offering subject to the terms and conditions of the letter of engagement dated October 29, 2024. The Placement Agent is not purchasing or selling any of the securities offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities, but has agreed to use its reasonable best efforts to arrange for the sale of all of the securities offered hereby. Therefore, we have entered into a securities purchase agreement directly with the investor in connection with this offering, and we will only sell to the investor who has entered into the securities purchase agreement.

We expect to deliver the securities being offered pursuant to this prospectus supplement on or about November 14, 2024, subject to the satisfaction of customary closing conditions.

We have agreed to indemnify the Placement Agent and specified other persons against certain liabilities relating to or arising out of the Placement Agent’s activities under the engagement letter and to contribute to payments that the Placement Agent may be required to make in respect of such liabilities.

Fees and Expenses

We have engaged the Placement Agent as our sole placement agent in connection with this offering. This offering is being conducted on a “reasonable best efforts” basis and the Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the Placement Agent a fee based on the aggregate proceeds as set forth in the table below.

	Per Share	Per Pre-Funded Warrant	Total
Public offering price	$0.60	$0.5999	$999,987
Placement Agent fees (1)	$0.042	$0.42	$69,999
Proceeds, before expenses, to the Company (2)	$0.558	$0.558	$929,988

(1)	Consists of a cash fee of 7.0% of the aggregate gross proceeds raised in connection with the offering. Does not include a non-accountable expense allowance equal to 0.5% of the gross proceeds received from the sale of the Shares and Pre-Funded Warrants in this offering. We have also agreed to issue the Placement Agent Warrants to purchase shares of our Common Stock equal to 3.5% of the aggregate number of the Shares and Pre-Funded Warrants sold in this offering.
(2)	The amount of the offering proceeds to us presented in this table does not give effect to the proceeds from the exercise of any of the Pre-Funded Warrants or any of the Placement Agent Warrants.

We estimate the total expenses payable by us for this offering, excluding the Placement Agents fee and expenses, will be approximately $150,000.

The Placement Agent may be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Common Warrants

Additionally, pursuant to the Securities Purchase Agreement, we have agreed to sell to a certain purchaser common share warrants to purchase up to 1,666,667 common shares in connection with this offering at purchase price of $0.01 per warrant, subject to certain conditions. Pursuant to the Securities Purchase Agreement, as soon as practicable (and in any event within 60 calendar days of the date of the Securities Purchase Agreement), we agreed to file a registration statement on Form S-1 (the “Warrant Registration Statement”) providing for the registration, sale and issuance of the common share purchase warrants. These warrants to be purchased and sold shall be exercisable six months from the issuance at an exercise price of $0.60 per share and will expire 5.5 years from the date of issuance. The purchaser acknowledges and agrees that we intend to rely on the provisions of Section 2.1 of OSC Rule 72-503 in connection with the issuance of the these warrants and that it shall be a condition precedent to the issuance of warrants that the Warrant Registration Statement shall have been made effective prior thereto. These common share warrants will only be sold pursuant to an effective registration statement under the Securities Act and are not being offered pursuant to this prospectus supplement and the accompanying prospectus.

Placement Agent Warrants

Upon closing of this offering, we have agreed to issue the Placement Agent Warrants to purchase up to 58,333 common shares (equal to four percent (3.5%) of the aggregate number of Shares and/or Pre-Funded Warrants sold in this offering). The Placement Agent Warrants will be exercisable at a price of $0.66 per share (equal to 110% of the price per Share in this offering). The placement agent warrants are exercisable at any time and from time to time, in whole or in part, during a period commencing six (6) months from the date of issuance and expiring on the five-year anniversary of the initial exercise date. We have not registered the Placement Agent Warrants and the common shares underlying the Placement Agent Warrants in this offering.

S-13

Lock-up Agreements

Pursuant to “lock-up” agreements, we and our directors and executive officers have agreed, for a period of one hundred and eighty (180) days, after the closing date, have agreed, in part, not to:

●	offer, sell, hypothecate, pledge or otherwise dispose of or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash) directly or indirectly, of any common shares or any securities convertible into, or exercisable or exchangeable for, common shares;

●	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our securities, whether any such transaction is to be settled by delivery of our common shares, in cash or otherwise;

●	make any demand for or exercise any right with respect to the registration of any of our securities;

●	publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge; or

●	other arrangement relating to any of our securities.

Notwithstanding these limitations, these common shares may be transferred under limited circumstances, including, without limitation, by gift, will or intestate succession.

Other Restrictions

According to the terms of the securities purchase agreement, we may not for sixty (60) days after the closing of the offering, effect a sale of any securities or register for sale any securities. Additionally, we may not for sixty (60) days after the closing of the offering, effect or enter into an agreement to effect any issuance of our common shares or common share equivalents (or a combination of thereof) involving a Variable Rate Transaction (as defined in the securities purchase agreement.

Discretionary Accounts

The Placement Agent does not intend to confirm sales of the securities offered hereby to any accounts over which it has discretionary authority.

Other Activities and Relationships

The Placement Agent and their respective affiliates may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us in the ordinary course of their business, for which they may receive customary fees and commissions. In addition, from time to time, the placement agent and their affiliates may effect transactions for their own accounts or the accounts of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. Except as disclosed in this prospectus supplement, we have no present arrangements with the placement agent for any further services.

The Placement Agent and their affiliates may in the future provide various investment banking and other financial services for us and our affiliates for which they may in the future receive customary fees.

The Placement Agent acted as the representative of underwriters for our initial public offering that closed in November 2023. For its services as the underwriter, the Placement Agent received underwriting discounts and commissions of seven percent (7.0%) of the aggregate sales price of securities sold in such offering, certain out of pocket expenses not exceeding $135,000, a non-accountable expense allowance in the amount of 1% of the gross offering amount, and warrants to purchase 26,250 common shares.

Transfer Agent and Registrar

The registrar and transfer agent for the Common Shares is Endeavor Trust Corporation and its principal office is 702 - 777 Hornby Street, Vancouver, BC, V6Z 1S4.

Listing

Our common shares are listed on the NYSE American under the symbol “PAPL”.

LEGAL MATTERS

Certain legal matters relating to the offering as to Canadian law will be passed upon for us by MLT Aikins LLP, Vancouver, British Columbia. Certain matters as to U.S. federal law and the law of the State of New York in connection with this offering will be passed upon for us by Sichenzia Ross Ference Carmel LLP, New York, New York.

EXPERTS

The financial statements of the Company as of and for the fiscal years ended August 31, 2023 and August 31, 2022 appearing in the Company’s Annual Report on Form 10-K for the year ended August 31, 2023 have been audited by MNP LLP, as set forth in its report thereon. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

As permitted by SEC rules, this prospectus supplement omits certain information that is included in the registration statement of which this prospectus supplement forms a part and its exhibits. Since this prospectus supplement may not contain all of the information that you may find important, we urge you to review the full text of these documents. If we have filed a contract, agreement or other document as an exhibit to the registration statement of which this prospectus supplement forms a part, please read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus supplement, including statements incorporated by reference as discussed above, regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We are subject to the information reporting requirements of the Exchange Act and, in accordance with these requirements, we file annual, quarterly and current reports, proxy statements, information statements, and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. These documents may also be accessed on our web site at https://gopineapple.com.. Information contained on our web site is not incorporated by reference into this prospectus supplement and you should not consider information contained on our web site to be part of this prospectus supplement.

S-14

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement. We incorporate by reference in this prospectus the following information (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

●	our Annual Report on Form 10-K for the fiscal year ended August 31, 2023, filed with the SEC on December 14, 2023;

●	our Quarterly Reports on Form 10-Q for the quarterly period ended November 30, 2023, filed with the SEC on January 16, 2024, for the quarterly period ended February 29, 2024, filed with the SEC on April 15, 2024, and the quarterly period ended May 31, 2024, filed with the SEC on July 15, 2024;

●	our Current Reports on Form 8-K filed with the SEC on November 06, 2023, March 05, 2024, May 16, 2024, July 16, 2024, July 30, 2024, August 08, 2024 and September 11, 2024; and

●	the description of our common shares contained in our Registration Statement on Form 8-A filed with the SEC on July 06, 2023, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents that the Company files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents, except as to any document or portion of any document that is deemed furnished and not filed. Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus supplement.

Pursuant to Rule 412 under the Securities Act, any statement contained in the documents incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified, superseded or replaced for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference in this Registration Statement modifies, supersedes or replaces such statement. Any such statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this Registration Statement.

The information about us contained in this prospectus should be read together with the information in the documents incorporated by reference. You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Pineapple Financial Inc.

Unit 200, 111 Gordon Baker Road

North York, Ontario M2H 3R1

Tel: (416) 669-2046

S-15

PROSPECTUS

$10,000,000

Common Shares

Debt Securities

Warrants

Units

From time to time, we may offer any combination of the securities described in this prospectus in one or more offerings. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable antidilution provisions. The aggregate initial offering price of the securities that we may offer and sell under this prospectus will not exceed $10,000,000.

This prospectus provides a general description of the securities we may offer. Each time we offer securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of the securities being offered.

This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.

Our common shares are listed on the NYSE American under the symbol “PAPL.” On October 24, 2024, the last reported sale price of our common shares was $0.67 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on the NYSE American or any securities market or other exchange of the securities, if any, covered by the prospectus supplement.

We may sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on the registration statement of which this prospectus is a part with a value of more than one-third of the aggregate market value of our common shares held by non-affiliates in any 12-month period, so long as the aggregate market value of our common shares held by non-affiliates is less than $75,000,000. As of the date hereof, we have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus as described on page 7 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is             , 2024.

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ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time in one or more offerings the securities described in this prospectus, for an aggregate offering price of up to $10,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of these securities and offerings. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. We urge you to read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before investing in any of the securities offered.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus and the information incorporated herein by reference contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

“Pineapple Financial” and the Pineapple logo appearing in this prospectus are unregistered trademarks are registered trademark of Pineapple Financial Inc. All other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert their rights thereto.

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SUMMARY

The following summary highlights information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Unless the context otherwise requires, the terms “Pineapple,” “Pineapple Financial,” “we,” “us,” “our” and similar references in this prospectus refer to Pineapple Financial Inc. and its consolidated subsidiary.

Overview

Pineapple Financial Inc. (“we” or the “Company”) is a Canadian-based mortgage technology and brokerage company that provides mortgage brokerage services and technology solutions to Canadian mortgage agents, brokers, sub-brokers, brokerages and consumers. Through data-driven systems together with cloud based tools, we believe we offer competitive advantages in the Canadian mortgage industry relative to alternative mortgage broker arrangements. We also provide back office services, together with pre-underwriting support services (collectively, “Brokerage Services”) to Canadian mortgage brokerages (the “Brokerages”). In connection with Brokerage Services, we employ and engage several licensed mortgage brokers and agents (collectively, “Field Agents”). In addition, we enter into affiliation agreements with certain licensed mortgage brokers (collectively, “Affiliate Brokers” and, together with Field Agents and Brokerages, the “Users”), pursuant to which the Company and the Affiliate Broker enter into an affiliation relationship with the intention of jointly marketing mortgage brokerage and other financial services as affiliated entities. This is sometimes referred to as “white labeling”, which allows the Affiliate Broker to sell a mortgage that is branded with its company name to its own client base.

We currently operate exclusively in Canada, specifically in Ontario, Alberta, British Columbia, Manitoba, Newfoundland and Labrador, Nova Scotia and Prince Edward Island. We launched our first brokerage in Ontario in November 2016. We have been approved by each of the applicable provincial mortgage regulators, through Pineapple National, to operate in 12 provinces and territories namely: Alberta, British Columbia, Manitoba, New Brunswick, Newfoundland and Labrador, Northwest Territories, Nova Scotia, Nunavut, Ontario, Prince Edward Island, Quebec, and Yukon, and 1 province to follow is Saskatchewan. We launched our first brokerage office in Alberta on July 1, 2021. We also launched our first brokerage office in Newfoundland and Labrador, Nova Scotia, New Brunswick, and Prince Edward Island on May 4, 2022. We provide our Brokerage Services to both residential and commercial mortgage opportunities and, in each case, through a proprietary technology called MyPineapple, as discussed in further detail below.

We had net revenues of $2,502,264 and a net loss of $2,809,037 for the year ended August 31, 2023, and net revenues of $1,971,377 and a net loss of $2,379,444 for the nine months ended May 31, 2024.

MyPineapple

At the heart of our Brokerage Services is an innovative technology system that provides real time data management and reporting, lead generation, customer relationship management and direct underwriting support, all in one. MyPineapple offers network management capabilities for Users, including hundreds of qualified Field Agents, to create an efficient marketplace for the provision of mortgage lending and insurance industry services. MyPineapple integrates directly with Salesforce, Equifax, OneSpan, G Suite and Filogix and manages the User’s day-to-day business through automated triggers and tasks, ensuring nothing falls through the cracks. Backed by Salesforce.com, Inc. (“Salesforce”), pursuant to the Salesforce Agreement (defined herein), and built with proprietary code and deep data analytics, MyPineapple syncs up with Users’ calendars and emails, produces robust reporting, advanced analytics, and real-time notifications on marketing communications, and more. MyPineapple is a sophisticated and fundamental tool for revenue growth and relationship development. It plays a significant role in what we believe makes our Brokerage Services distinct and cutting-edge.

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MyPineapple was created to address key issues within the mortgage brokerage industry. We built MyPineapple to create a long-term competitive advantage relative to traditional service providers, who have comparatively high-touch, labor intensive and costly operations. Our MyPineapple platform is completely automated, simplifying the mortgage process while providing efficiencies to alleviate pressure on the User’s staffing in completing traditional administrative tasks, which in turn reduces the User’s cost structure and results in increased profit margins and scalability. MyPineapple reduces manual processes through robust quality control mechanisms, logistics management capabilities, capacity planning tools and end-to-end transaction management. MyPineapple also includes a leading education technology platform which enables Users to continuously stay informed and educated on what mortgage solutions and market conditions could impact Canadian consumers.

Competitive Advantages

We compete with a number of mortgage brokerage companies. However, we believe that we offer competitive advantages relative to alternative mortgage broker arrangements as a result of the following:

●	Debt Consolidation: As personal debt levels continue to grow; we offer a unique opportunity of allowing potential borrowers access to their home equity to consolidate debts at lower interest rates. Interest-only payments will provide lower and more flexible payment terms which will free client’s cash flow for savings and help them establish better control over their personal finances.

●	Residential Home Purchase: With access to Canada’s top lenders, we can help our clients find a mortgage solution best suited for their individual needs. Our Users are trained at finding a mortgage solution that fits into a client’s overall wealth plan and helps the client obtain the lowest overall cost of borrowing.

●	Refinance: We will encourage and assist to either take equity out of their homes or refinance with lower interest rates.

●	Switch: We allow clients to easily transfer to another lender upon renewal.

●	Renovation and Construction: With homebuyers seeing historic appreciation in home values, the market has seen the “move up” buyer, which is commonly referred to as someone who buys a house that is larger and more expensive than the house that they already own, decide to stay and renovate their existing property with the equity they have quickly grown. This has provided an opportunity for us to focus on providing the short-term financing required for such home renovation projects, while the major banks have slowly pulled out or limited their exposure in this area with government regulations changes to the home equity line of credit program.

●	Self-Employed: As large numbers of Canadians move into business for themselves, we have found an increased demand for a mortgage product that can suit their needs. Typically, these borrowers have good credit ratings and assets but cannot verify their income through traditional means such as tax filings and pay stubs.

●	Damaged Credit: Damaged or challenged credit requires a financing solution. We take a holistic approach in determining the risk as it maps out a solution. Clients with damaged or challenged credit that are seeking mortgages may need to improve their situation either by increasing cash flow, reducing debt load, or increasing income potential. We will ask referring brokers to maintain close relationships with these clients to work on rehabilitation.

●	Private Lending: With exclusive access and expertise in private lending, we can ensure clients have knowledge of all available resources in the market.

●	Technology: We offer advanced technology solutions to differentiate us from our competitors, including:

	a)	Data Analytics – Optimized Retention – Enhanced Customer Experience: As a data-driven mortgage company, MyPineapple harnesses the power of data which we acquire through the mortgage process and uses it to help make meaningful decisions which save the client money, time and improve the customer experience.

	b)	Unique Customer Profiling – Optimized Retention: Using a proprietary scoring and profiling process, we are able to uniquely segment clients and provide most relevant information and resources to them at a meaningful point in the mortgage process.

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c)	Internal Processing Centre – Focused Team – Increased Productivity: Having an internal underwriting and mortgage processing center allows us increased conversion, higher funding ratios and an ability to maximize productivity for our Users.

d)	Actionable Signals – Marketing Efforts – Focused Engagement: Driving real-time signals to our Users when conversion opportunities present themselves.

e)	Knowledge Transfer – Increased Accuracy – Performance: Comprehensive education technology platform allows us to align the right product with the right lender and client.

f)	Data Integrity – Optimized Decision Making: We have built safeguards to ensure data integrity and accuracy.

g)	Lead Generation and Market Segmentation: MyPineapple quickly segments leads for personalized marketing. It then markets on behalf of the agent, turning cold leads into warm leads for faster customer acquisition. Users receive real-time notifications via email, as well as reminders and scripts to ensure nothing is missed.

h)	Automated Triggers and Enhanced Workflow – MyPineapple directly syncs to calendars and emails. Tasks can easily be inputted into the system and email reminders ensure Users remember to follow up. Intuitive automation then kicks in to guide Users and all stakeholders through the entire process.

i)	Live Community via Chatter – MyPineapple connects Users directly to our underwriting team, as well as other agents throughout the organization. This creates a support network, sense of work community and ultimately accelerates the response time.

j)	Online database of educational tools known as KNOWLEDGE – This online information resource is an online library with over 2,000 resources, containing training videos that cover everything, from lender guidelines, sales and marketing tips, deals training and more.

k)	Advanced Analytics and Reporting Features that turn data into actionable insights - This maximizes opportunity and creates lifetime customer value which lowers acquisition costs and significantly increases revenue.

Intangible Properties

Our business is substantially dependent on its proprietary technology platform, MyPineapple, which it licenses from Salesforce. While we have not registered any intellectual property rights with respect to MyPineapple, it relies on trade secrets to protect the applicable proprietary information. Additionally, MyPineapple has been built using various development partners, such that no single developer has access to the complete technological architecture. See “Business –– Material Contracts” for more information on the Salesforce Agreement.

Additionally, we rely on confidentiality agreements with our employees, consultants and advisors to protect our trade secrets and other proprietary information. Nonetheless, these agreements may not effectively prevent disclosure of confidential information and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. If we are not able to adequately prevent disclosure of trade secrets and other proprietary information, the value of our business could be significantly diminished see “Risk Factors – Protection of Intellectual Property” for more information.

Regulatory Environment

Brokerage License Requirements

In order to operate our mortgage broker business, we must remain duly licensed as a mortgage brokerage to deal and trade in mortgages in accordance with the Mortgage Brokerages, Lenders and Administrators Act, 2006 (Ontario), as amended (the “MBLA Act”). We have had our mortgage brokerage license since November 2016 and it has been renewed each year without issue. We will be subject to similar legislation and license requirements in the other provinces in Canada where we intend to expand.

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In accordance with the MBLA Act, individuals, including directors, officers, partners, directors and officers of corporate partners, employees or agents of a mortgage brokerage company, such as the Company, who are engaged in dealing in mortgages or trading in mortgages on its behalf must obtain a mortgage broker or mortgage agent license. A mortgage broker or agent license authorizes an individual to work for only the mortgage brokerage company named under the license. An individual cannot be licensed to work for more than one mortgage brokerage company. The Superintendent of Financial Services will use the information obtained in a mortgage broker license application to determine whether an applicant meets the prescribed eligibility requirements and is suitable for a license. The applicant will be required to submit documents to support certain pieces of information about the business.

●	Application Process. The application must be completed and submitted to certain regulatory authorities in the provinces and territories of Canada (each, a “Regulatory Authority”), such as the Financial Services Regulatory Authority Ontario. The Regulatory Authority will send to the applicant an email acknowledgement upon receipt of the application. The Regulatory Authority will advise the applicant if the application is in good standing to proceed to the next step in the process. In the next step, the applicant will prepare and submit the application to license the mortgage brokerage’s principal broker and prepare and submit the online declarations for all the directors, officers, and partners via The Regulatory Authority’s online licensing system. All directors and officers of the mortgage brokerage company applicant (“DOPs”) are required to provide confirmation of their suitability for licensing of the mortgage brokerage. A mortgage brokerage’s license can only be approved or issued when all the declarations from DOPs are received and reviewed by the Regulatory Authority. Once the brokerage’s license has been approved an email will be sent to the principal broker to indicate the brokerage’s license number. No paper license will be issued. At this point the brokerage may prepare and submit applications to license its other brokers and agents via the online licensing system.

●	Fraud Prevention Measures. The Regulatory Authority is required to maintain a public registry of licensed mortgage brokerages. Consistent with the Regulatory Authority’s role in protecting the public interest, the Regulatory Authority collaborates with other organizations, including other regulators, fraud prevention organizations and law enforcement agencies.

●	Fees and Renewal. Fees are payable in respect of all applications for licenses, other than for the mortgage brokerage’s principal broker. The fees are based on a one-year cycle. The fee due is prorated based on when the application is submitted. To simplify the payment and reconciliation process, mortgage brokerages are also required to submit fees on behalf of their agents and brokers. These fees are paid electronically when the mortgage brokerage submits license applications for its brokers and agents through the online licensing system. Once licensed, every mortgage brokerage must pay a regulatory fee in respect of each new one-year cycle. This fee is due every year on March 31. The mortgage brokerage must also pay fees on behalf of each agent and broker, other than the principal broker, when renewing their broker or agent licenses for the same one-year cycle.

Other Regulations

In addition, we must comply with all federal, provincial and municipal laws that affect a Canadian business including employment, workers’ compensation, insurance, corporate, and tax laws and regulations.

Implications of Being an Emerging Growth Company

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”). We had less than $1.235 billion in gross billing during our last fiscal year and have not tripped any of the measures that would cause us to no longer qualify as an emerging growth company. As such, we may take advantage of reduced public reporting requirements. These provisions include, but are not limited to:

●	Being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our filings with the SEC;

●	Not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

●	Reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements and registration statements; and

●	Exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

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We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of Common Shares pursuant to this offering. However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” if our annual gross billing exceed $1.235 billion or if we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.

An emerging growth company may take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards. We have elected to take advantage of this extended transition period and acknowledge such election is irrevocable.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of any fiscal year for so long as either: (i) the market value of our common shares held by non-affiliates does not equal or exceed $250 million as of the prior June 30th; or (ii) our annual revenues did not equal or exceed $100 million during such completed fiscal year. To the extent we take advantage of such reduced disclosure obligations, it may also make the comparison of our financial statements with other public companies difficult or impossible.

Corporate Information

We are a Canadian company, organized under the federal laws of Canada, and our principal executive offices are located at Unit 200, 111 Gordon Baker Road, North York, Ontario M2H 3R1. Our registered and records office is located at 67 Mowat Avenue, Suite 122, Toronto, Ontario M6K 3E3. Our phone number is (416) 669-2046, and our corporate website is https://gopineapple.com. The information on our website is not incorporated by reference into this prospectus.

The Securities We May Offer

We may offer our common shares, various series of debt securities, warrants and units to purchase any of such securities, from time to time in one or more offerings under this prospectus, together with any applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of the relevant offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

●	designation or classification;

●	aggregate principal amount or aggregate offering price;

●	maturity, if applicable;

●	original issue discount, if any;

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●	rates and times of payment of interest or dividends, if any;

●	redemption, conversion, exchange or sinking fund terms, if any;

●	ranking, if applicable;

●	restrictive covenants, if any;

●	voting or other rights, if any;

●	conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange; and

●	important U.S. and Canadian federal income tax considerations.

The applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

We may sell the securities directly to investors or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

●	the names of those underwriters or agents;

●	applicable fees, discounts and commissions to be paid to them;

●	details regarding over-allotment options, if any; and

●	the estimated net proceeds to us.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described below and under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and described under the section titled “Risk Factors” contained in our most recent Annual Report on (i) Form 10-K as well as any amendments thereto reflected in subsequent filings with the SEC, and (ii) registration statement on Form S-1 filed with SEC on May 29, 2024, as amended, and declared effective on July 08, 2024, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with a specific offering. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section below titled “Special Note Regarding Forward-Looking Statements.”

Our securities are not qualified for distribution in Canada, may not be sold to Canadian residents without proper exemptions, and are subject to an indefinite hold period under Canadian securities laws.

Our securities have not been qualified for distribution in Canada and may not be sold to Canadian residents without a valid prospectus or applicable exemptions. The Company does not presently have any intention to seek a listing on a Canadian stock exchange and its shares are solely listed on the NYSE American. Any securities of the Company acquired by Canadian purchasers without a valid prospectus or applicable exemption that permits such securities of the Company to be issued without a statutory hold period in accordance with applicable Canadian securities laws may be subject to an indefinite hold period in accordance with applicable Canadian securities laws, and purchasers may not be able to resell or otherwise transact in such securities of the Company at any time.

The equity line of credit with Brown Stone Capital Ltd. was established before the Company became a Canadian reporting issuer and is subject to Ontario Securities Commission approval, trading restrictions, and disclosure requirements.

The equity line of credit dated May 10, 2024 between the Company and Brown Stone Capital Ltd. (the “ELOC”) was entered into prior to the Company becoming a reporting issuer in Canada. Any equity lines of credit or similar agreements are subject to the approval of the Ontario Securities Commission and compliance with applicable Canadian securities laws, guidance and other terms and practices prescribed by the Canadian securities regulatory authorities, including the Ontario Securities Commission. Additionally, the Company shall not deliver a put notice in respect of the ELOC during the period beginning at minimum of ten trading days before each filing of the Company’s financial statements and ending two trading days after such financial statements are released, or during any other period in which the Company is in possession of material non-public information. Additionally in connection with the delivery of any put notice pursuant to the ELOC, the Company will issue a news release announcing the amount of draw down, pricing and minimum price in respect of such put notice, and issue a further news release following each closing of the purchase and sale of securities of the Company pursuant to a put notice under the ELOC announcing the closing of such draw down and the number and price of securities of the Company issued.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements contained in this prospectus, the applicable prospectus supplement and in the documents incorporated by reference herein and therein that are not strictly historical in nature are forward-looking statements within the meaning of Section 27A of the Securities Act, and within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements are subject to the “safe harbor” created by Section 27A of the Securities Act and Section 21E of the Exchange Act and may include, but are not limited to, statements related to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. All statements other than statements of historical facts contained in this prospectus or in the documents incorporated by reference herein and in any prospectus supplement, including statements regarding our strategy, future financial condition, future operations, research and development, planned clinical trials and preclinical studies, technology platforms, the timing and likelihood of regulatory filings and approvals for our product candidates, our ability to commercialize our product candidates, the potential benefits of collaborations, projected costs, prospects, plans, objectives of management and expected market growth, are forward-looking statements.

In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. These statements reflect our views as of the date on which they were made with respect to future events and are based on assumptions and subject to risks and uncertainties. The underlying information and expectations are likely to change over time. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date the statement is made, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

Given these uncertainties, you should not place undue reliance on these forward-looking statements as actual events or results may differ materially from those projected in the forward-looking statements due to various factors, including, but not limited to, those set forth under the heading “Risk Factors” in any applicable prospectus supplement, the documents incorporated by reference therein or any free writing prospectus that we authorized. These forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements contained in this prospectus, in the documents incorporated by reference herein and in any prospectus supplement by these cautionary statements. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. Before deciding to purchase our securities, you should carefully consider the risk factors discussed herein or incorporated by reference, in addition to the other information set forth in this prospectus, any accompanying prospectus supplement or free writing prospectus and in the documents incorporated by reference.

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USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any applicable prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered hereby, if any, for general corporate purposes, including research and development expenses, general and administrative expenses, sales and marketing expenses, capital expenditures, which may include costs of funding future acquisitions, and working capital or for any other purpose we describe in the applicable prospectus supplement. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. Pending the use of net proceeds, we plan to invest the net proceeds in short- and intermediate-term interest-bearing obligations, investment-grade securities, certificates of deposit or government securities.

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DESCRIPTION OF SHARE CAPITAL

General

Our authorized common share capital consists of an unlimited number of Common Shares without par value. As of the date of this Prospectus, there are 8,425,352 Common Shares issued and outstanding, which number excludes:

●	1,549,974 Common Shares issuable upon the exercise of outstanding Warrants;

●	103,015 Common Shares issuable upon the exercise of outstanding Compensation Warrants(as defined below);

●	12,400,110 EPA Shares issuable under the EPA;

●	26,250 Common Shares issuable upon the exercise of outstanding Underwriter Warrants (as defined below);

●	1,000,000 Shares issuable under the warrants issued for Conversion note (as defined below); and

●	565,690 Common Shares issuable upon the exercise of outstanding options.

Common Shares

Holders of Common Shares are entitled to receive notice of, and to attend and vote at, all meetings of the shareholders, and each Common Share confers the right to one vote, provided that the shareholder is a holder on the applicable record date declared by the Board. The holders of Common Shares, subject to the prior rights, if any, of any other class of shares of the Company, are entitled to receive such dividends in any financial year as the Board may determine. In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of the Common Shares are entitled to receive, subject to the prior rights, if any, of the holders of any other class of shares of the Company, the remaining property and assets of the Company. The Common Shares are not subject to call or assessment rights, redemption rights, rights regarding purchase for cancellation or surrender, or any pre-emptive or conversion rights.

Warrants

As of the date of this prospectus, a total of 2,679,238 warrants were issued and outstanding of which 132,943 were issued to compensate brokers for fiscal advisory services (collectively, the “Outstanding Warrants”). The Outstanding Warrants are each exercisable into one Common Share at a weighted average exercise price of $3.94. The Outstanding Warrants are exercisable until the date that is the earlier of (i) five years from the date of issuance, and (ii) the date that is 24 months from the date of a Liquidity Event. In addition, of the 132,943 warrants issued to compensate brokers for fiscal advisory services, 100,651 common share purchase warrants are issued and outstanding, which entitle the holder thereof to acquire one common share of the Company for a price of CAD$2.925 for a period of 2 years from the date of Liquidity Event. On May 10, 2024, the Company issued warrants to purchase 1,000,000 common shares (the “2024 Warrants”), with an exercise price of $5 per share and term of nine (9) months from the date of issuance.

As of the date of this prospectus, a total of 103,015 compensation warrants were issued and outstanding, which were issued to compensate brokers in connection with the Company’s brokered and non-brokered private placements (collectively, the “Compensation Warrants”). Each Compensation Warrant is exercisable into one Compensation Unit at an exercise price of $CAD 4.88 per Common Unit until the date that is 24 months from the date of a Liquidity Event (as defined herein). Each Compensation Unit consists of one Common Share and one-half of one Compensation Unit Warrant, with each Compensation Unit Warrant exercisable into one Common Share at an exercise price of $CAD 7.29 per Common Share until the date that is the earlier of (i) five years from the date of issuance, and (ii) the date that is 24 months from the date of a Liquidity Event.

On May 10, 2024, the Company entered into a securities purchase agreement (the “SPA” and together with the EPA and the RRA as the “Agreements”) with the Investor, pursuant to which the Company has agreed to sell to the Investor a convertible promissory note (the “Note”) in the aggregate principal amount of $300,000, with an 8% per annum interest rate and a maturity date of twenty four (24) months from the date of the issuance.

As an incentive to buy the Note, the Company has agreed to issue warrants to purchase 1,000,000 common shares (the “Warrants”), with an exercise price of $5 per share and term of nine (9) months from the date of issuance. The Note is convertible into the Company’s common shares, no par value, subject to the terms and conditions therein. As of the Date of this prospectus there are no outstanding Notes.

“Liquidity Event” means (i) the listing of the Common Shares on the Toronto Stock Exchange (the “TSX”), the TSX Venture Exchange (the “TSXV”), the Canadian Securities Exchange (the “CSE”), or any other exchange as determined by the Company, or (ii) a transaction with a capital pool company or other company that is a reporting issuer in at least one jurisdiction of Canada by way of plan of arrangement, amalgamation, reverse take-over, qualifying transaction, or any other business combination or other similar transaction pursuant to which the Common Shares (or the common shares of the resulting issuer) are listed on the TSX, the TSXV, the CSE, or any other exchange as determined by the Company, and (iii) a sale of all or substantially all of the assets of the Company to a person other an affiliate of the Company; or (iv) a transfer of the Common Shares, a reorganization, amalgamation or merger or a plan of arrangement involving the Company, other than solely involving the Company and one or more of its affiliates, as a result of which the persons who were the beneficial owners of the Common Shares immediately prior to such transaction do not, following such transaction, beneficially own, directly or indirectly, more than 50% of the resulting voting shares on a fully-diluted basis.

Equity Line of Credit

On May 10, 2024, the Company entered into an equity purchase agreement (the “EPA”) with Brown Stone Capital Ltd., a corporation organized under the laws of England and Wales (the “Investor”) pursuant to which the Company shall issue and sell to the Investor, from time to time as provided herein, and the Investor shall purchase up to Fifteen Million Dollars ($15,000,000.00) of the Company’s common shares and issue 200,000 Company’s common shares as a commitment fee under the EPA to the Investor (collectively as the “EPA Shares”) at purchase price to be determined as per the terms and conditions of the EPA.

In relation to the EPA Shares the Company has entered into a registration rights agreement dated May 10, 2024 (the “RRA”) with the Investors, requiring the Company to register the EPA Shares issued under the EPA. Pursuant to the RRA, the Company has agreed to file one or more registration statements with the Securities and Exchange Commission covering the registration of the EPA Shares.

The company issued 200,000 common shares against the commitment fee for entering the agreement. Thereafter, the company also issued 541,499 shares to Brown Stone Capital Ltd, common shares against this facility.

Listing

Our Common Shares are listed on the NYSE American under the symbol “PAPL”.

Transfer Agent and Registrar

The registrar and transfer agent for the Common Shares is Endeavor Trust Corporation and its principal office is 702 - 777 Hornby Street, Vancouver, BC, V6Z 1S4.

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DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities offered under such prospectus supplement may differ from the terms we describe below, and to the extent the terms set forth in a prospectus supplement differ from the terms described below, the terms set forth in the prospectus supplement shall control.

We may sell from time to time, in one or more offerings under this prospectus, debt securities, which may be senior or subordinated. We will issue any such senior debt securities under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue any such subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part. We use the term “indentures” to refer to either the senior indenture or the subordinated indenture, as applicable. The indentures will be qualified under the Trust Indenture Act of 1939, as in effect on the date of the indenture. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

Each indenture provides that debt securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies. Neither indenture limits the amount of debt securities that may be issued thereunder, and each indenture provides that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to such series.

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

●	the title or designation;

●	the aggregate principal amount and any limit on the amount that may be issued;

●	the currency or units based on or relating to currencies in which debt securities of such series are denominated and the currency or units in which principal or interest or both will or may be payable;

●	whether we will issue the series of debt securities in global form, the terms of any global securities and who the depositary will be;

●	the maturity date and the date or dates on which principal will be payable;

●	the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;

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●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	the terms of the subordination of any series of subordinated debt;

●	the place or places where payments will be payable;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

●	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

●	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

●	whether we will be restricted from incurring any additional indebtedness;

●	a discussion of any material or special U.S. federal income tax considerations applicable to a series of debt securities;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common shares or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our common shares or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale; No Protection in Event of a Change of Control or Highly Leveraged Transaction

The indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate.

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of debt securities.

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Events of Default Under the Indenture

The following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;

●	if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

●	if we fail to observe or perform any other covenant set forth in the debt securities of such series or the applicable indentures, other than a covenant specifically relating to and for the benefit of holders of another series of debt securities, and our failure continues for 90 days after we receive written notice from the debenture trustee or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur as to us.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under any bank credit agreements we may have in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the debenture trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and premium and accrued and unpaid interest, if any, on all debt securities of that series. Before a judgment or decree for payment of the money due has been obtained with respect to debt securities of any series, the holders of a majority in principal amount of the outstanding debt securities of that series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, premium, if any, and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the applicable indenture (including payments or deposits in respect of principal, premium or interest that had become due other than as a result of such acceleration). We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

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A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

●	the holder previously has given written notice to the debenture trustee of a continuing event of default with respect to that series;

●	the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

●	the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series (or at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the applicable debenture trustee regarding our compliance with specified covenants in the applicable indenture.

Modification of Indenture; Waiver

The debenture trustee and we may change the applicable indenture without the consent of any holders with respect to specific matters, including:

●	to fix any ambiguity, defect or inconsistency in the indenture; and

●	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series issued pursuant to such indenture.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) that is affected. However, the debenture trustee and we may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of the series of debt securities;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities;

●	reducing the principal amount of discount securities payable upon acceleration of maturity;

●	making the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment or waiver.

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Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

●	the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged with respect to a series, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, the premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange or in the applicable indenture, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

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If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under the applicable indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee under such indenture must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, will we make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

Our obligations pursuant to any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of senior indebtedness we may incur. It also does not limit us from issuing any other secured or unsecured debt.

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DESCRIPTION OF WARRANTS

General

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which consist of warrants to purchase common shares. Warrants may be offered independently or together with common shares by any prospectus supplement and may be attached to or separate from those securities.

While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The specific terms of any warrants may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those warrants, as well as for other reasons. Because the terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.

We will issue the warrants under a warrant agreement, which we will enter into with a warrant agent to be selected by us. We use the term “warrant agreement” to refer to any of these warrant agreements. We use the term “warrant agent” to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.

We will incorporate by reference into the registration statement, of which this prospectus is a part, the form of warrant agreement, including a form of warrant certificate, which describes the terms of the series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read any applicable prospectus supplement related to the warrants that we sell under this prospectus, as well as the complete warrant agreement that contain the terms of the warrants and defines your rights as a warrant holder.

We will describe in the applicable prospectus supplement the terms relating to a series of warrants. If warrants for the purchase of common shares are offered, the prospectus supplement will describe the following terms, to the extent applicable:

●	the offering price and the aggregate number of warrants offered;

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●	the total number of shares that can be purchased if a holder of the warrants exercises them;

●	the number of warrants being offered with each common share;

●	the date on and after which the holder of the warrants can transfer them separately from the related common shares;

●	the number of common shares that can be purchased if a holder exercises the warrant and the price at which those shares may be purchased upon exercise, including, if applicable, any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise;

●	the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

●	the date on which the right to exercise the warrants begins and the date on which that right expires;

●	federal income tax consequences of holding or exercising the warrants; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of common shares will be in registered form only.

A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase common shares are exercised, holders of the warrants will not have any rights of holders of the underlying common shares, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under “Warrant Adjustments” below.

Exercise of Warrants

Each holder of a warrant is entitled to purchase the number of common shares, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised warrants will become void.

A holder of warrants may exercise them by following the general procedure outlined below:

●	deliver to the warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

●	properly complete and sign the reverse side of the warrant certificate representing the warrants; and

●	deliver the warrant certificate representing the warrants to the warrant agent within five business days of the warrant agent receiving payment of the exercise price.

If you comply with the procedures described above, your warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price, subject to the transfer books for the securities issuable upon exercise of the warrant not being closed on such date. After you have completed those procedures and subject to the foregoing, we will, as soon as practicable, issue and deliver to you the common shares that you purchased upon exercise. If you exercise fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to you for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

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Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.

Warrant Adjustments

Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of securities covered by, a warrant for common shares will be adjusted proportionately if we subdivide or combine our common shares, as applicable. In addition, unless the prospectus supplement states otherwise, if we, without payment:

●	pay any cash to all or substantially all holders of our common shares, other than a cash dividend paid out of our current or retained earnings;

●	issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to all or substantially all holders of our common shares; or

●	issue common shares or additional shares or other securities or property to all or substantially all holders of our common shares by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement;

then the holders of common share warrants will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of shares and other securities and property such holders would have been entitled to receive had they held the common shares issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional shares and other securities and property.

Except as stated above, the exercise price and number of securities covered by a warrant for common shares, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of common share warrants may have additional rights under the following circumstances:

●	certain reclassifications, capital reorganizations or changes of the common shares;

●	certain share exchanges, mergers, or similar transactions involving us that result in changes of the common shares; or

●	certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common shares are entitled to receive shares, securities or other property with respect to or in exchange for their securities, the holders of the common share warrants then-outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

DESCRIPTION OF UNITS

We may issue units comprising two or more securities described in this prospectus in any combination. For example, we might issue units consisting of a combination of common shares and warrants to purchase common shares. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.

Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see “Where You Can Find More Information.”

The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:

●	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

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ENFORCEMENT OF CIVIL LIABILITIES

We are a company incorporated under and governed by the Canadian Business Corporations Act (the “CBCA”). Some of our directors and officers, and some of the experts named in this prospectus, are residents of Canada or otherwise reside outside of the United States, and all or a substantial portion of their assets, and all or a substantial portion of our assets, are located outside of the United States. We have appointed an agent for service of process in the United States, but it may be difficult for shareholders who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for shareholders who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the United States federal securities laws. There can be no assurance that U.S. investors will be able to enforce against us, directors, officers or certain experts named herein who are residents of Canada or other countries outside the United States, any judgments in civil and commercial matters, including judgments under the federal securities laws.

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PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415 under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:

●	on or through the facilities of the NYSE American or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

●	to or through a market maker other than on the NYSE American or such other securities exchanges or quotation or trading services.

Such at the market offerings, if any, may be conducted by underwriters acting as principal or agent.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of any underwriters, dealers or agents, if any;

●	the purchase price of the securities and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

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Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we offer, other than common shares, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.

Any underwriters who are qualified market makers on the NYSE American may engage in passive market making transactions in the securities on the NYSE American in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities in respect of which this prospectus, and any supplement thereto, is being delivered and certain legal matters with respect to Canadian law will be passed upon by MLT Aikins LLP. The validity of the warrants and certain other matters of U.S. federal law will be passed upon for us by Sichenzia Ross Ference Carmel LLP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Pineapple Financial Inc. appearing in our Annual Report on Form 10-K for the year ended August 31, 2023 have been audited by MNP LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated by reference herein. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We must comply with the informational requirements of the Exchange Act, and we are required to file reports and proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information on the SEC’s website at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers like us that file electronically with the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference herein and is not part of this prospectus.

Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus the following documents:

●	our Annual Report on Form 10-K for the fiscal year ended August 31, 2023, filed with the SEC on December 14, 2023;

●	our Quarterly Reports on Form 10-Q for the quarterly period ended November 30, 2023, filed with the SEC on January 16, 2024, for the quarterly period ended February 29, 2024, filed with the SEC on April 15, 2024, and the quarterly period ended May 31, 2024, filed with the SEC on July 15, 2024;

●	our Current Reports on Form 8-K filed with the SEC on November 06, 2023, March 05, 2024, May 16, 2024, July 16, 2024, July 30, 2024, August 08, 2024 and September 11, 2024; and

●	the description of our common shares contained in our Registration Statement on Form 8-A filed with the SEC on July 06, 2023, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference the information contained in all other documents we will file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Regulation S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) deemed to have been furnished and not filed in accordance with SEC rules, including Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01, unless otherwise indicated therein)) after the date of the initial registration statement and prior to the effectiveness of this registration statement and prior to the termination of the offering of all securities covered by this prospectus and any applicable prospectus supplement. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Pineapple Financial Inc.

Unit 200, 111 Gordon Baker Road

North York, Ontario M2H 3R1

Tel: (416) 669-2046

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PROSPECTUS

382,667 Common Shares

Pre-Funded Warrants to purchase 1,284,000 Common Shares

(and the Common Shares underlying the Pre-Funded Warrants)

PROSPECTUS SUPPLEMENT

November 13, 2024